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EXHIBIT 12.1

                            THE MEN'S WEARHOUSE, INC.
          STATEMENT REGARDING COMPUTATION OF EARNINGS TO FIXED CHARGES
                             (DOLLARS IN THOUSANDS)


                                                                                        Fiscal Year
                                                                   -------------------------------------------------------
                                                                     1999         2000        2001       2002        2003
                                                                   -------      -------     -------     ------     -------
Pre-tax income from continuing operations                           94,083      140,319      70,974     68,131      79,737
       Interest expense and amortization of debt costs               8,416        3,513       3,711      2,115       4,006
       Interest portion of rentals (33% of rent expense)            20,302       23,709      25,854     28,370      29,688
                                                                   -------      -------     -------     ------     -------
                   Total fixed charges                              28,718       27,223      29,565     30,485      33,694
                                                                   -------      -------     -------     ------     -------
Income before income taxes and fixed charges                       122,801      167,542     100,538     98,615     113,431
                                                                   -------      -------     -------     ------     -------
Ratio of earnings to fixed charges                                     4.3          6.2         3.4        3.2         3.4
                                                                   -------      -------     -------     ------     -------